UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2008

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 30, 2008, IDT Corporation (the “Registrant”) disclosed that, after discussions with the IRS, the Registrant received notices of Income Tax Examination Changes from the IRS (the “Notices”) claiming that, for the period covered by the review, the Registrant owed approximately $75 million in taxes for the period ending July 31, 2001 and approximately $1.0 million for adjustments carried forward to the years 2005 and 2006. As we noted on June 30, 2008, these amounts did not include applicable interest.

On August 6, 2008, the Registrant disclosed that it had signed the Notices acknowledging the IRS’ determinations and that the Notices had been countersigned by the IRS. In connection therewith, the Registrant paid $10 million of the amount owed. The Registrant noted then that it had not yet received the IRS’ determination of the amount of interest owed.

On August 27, 2008, the Registrant received a Notice of Tax Due from the IRS setting the interest owed at approximately $39.5 million. We are continuing discussions with the IRS on timing of payment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ James A. Courter

Name:	James A. Courter
Title:	Chief Executive Officer

Dated: September 22, 2008

3